SECURED PROMISSORY NOTE

U.S. $6,927,610.00
Dallas, Texas
December 29, 2006

FOR VALUE RECEIVED UNITED DEVELOPMENT FUNDING, L.P., a Nevada limited partnership (“Borrower”) hereby makes and issues this Secured Promissory Note (this “Note”), and promises to pay to the order of UNITED DEVELOPMENT FUNDING III, L.P., a Delaware limited partnership (together with its successors and assigns, “Lender”) the principal sum of U.S. Six Million Nine Hundred Twenty- Seven Thousand Six Hundred Ten and NO/100 Dollars ($6,927,610.00) or, if greater or less, the aggregate amount of all funds advanced to Borrower under this Note, together with accrued, unpaid interest thereon, and all other amounts due to Lender hereunder. Lender and Borrower hereby agree to the terms and conditions of this Note, as further set forth below.

1. Certain Definitions. Certain capitalized terms which are defined in the text of this Note shall have the respective meanings given to such terms herein. The following capitalized terms shall have the following meanings:

(a) “Assignment” shall mean that certain Assignment of Deed of Trust pursuant to which Borrower assigns the Deed of Trust to Lender, dated as of even date herewith.

(b) “Base Rate” shall mean the lesser of (i) twelve percent (12.0%) per annum, or (ii) the Highest Lawful Rate.

(c) “Commitment” shall mean an aggregate amount of U.S. Six Million Nine Hundred Twenty-Seven Thousand Six Hundred Ten and NO/100 ($6,927,610.00).

(d) “Commitment Advance” shall mean the advance of the Commitment made to Borrower at the closing of this Note in accordance with the provisions hereof.

(e) “Deed of Trust” means that certain Deed of Trust, Security Agreement, and Fixture Filing (Financing Statement) with UDF Tx One as the grantor and with Borrower as the grantee, covering UDF Tx One’s interests in the Property, which Deed of Trust shall be assigned, transferred and conveyed from Borrower to Lender pursuant to the Assignment.

(f) “Default Rate” shall mean the lesser of (i) eighteen percent (18%) per annum, or (ii) the Highest Lawful Rate.

(g) “Event of Default” shall have the meaning given to such term in Section 10 of this Note.

(h) “Governmental Regulations” shall mean any and all (i) present and future laws, ordinances, rules, regulations, directions and requirements of every duly constituted governmental or quasi-governmental authority or agency including, without limitation, the rules, regulations and ordinances of all state and municipal governments and of all applicable federal, state and local agencies and bureaus; and (ii) similarly applicable orders, rules and regulations of any regulatory, licensing, accrediting, insurance underwriting or rating organization or other body exercising similar functions.

(i) “Highest Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law, to the extent that it permits Lender to contract or charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all fees and expenses contracted for, charged, received, taken or reserved by Lender in connection with the transaction relating to this Note and the indebtedness evidenced hereby or by the other Loan Documents which are treated as interest under applicable law.

(j) “Loan Documents” shall mean this Note, the Deed of Trust, the Assignment, the error and omissions letter executed by Borrower in favor of Lender and all other documents, certificates, instruments, and agreements executed, entered into or delivered by Borrower, UDF Tx One or any of their respective affiliates in connection with this Note, as each such document may be amended from time to time.

(k) “Maturity Date” means June 21, 2007.

(l) “Partnership Agreement” means the Agreement of Limited Partnership for United Development Funding, L.P., as it may be amended from time to time.

(m) “Property” shall mean that certain real property located in Adams county, Colorado and more particularly on Exhibit “A” attached to the Deed of Trust.

(n) “UDF Tx One” shall mean UDF Tx One, L.P., a Texas limited partnership and a subsidiary of Borrower.

2. Loan Expenses; Fees.

(a) Loan Expenses. Borrower shall pay Lender, the full amount of all fees and expenses incurred by Lender (collectively, the “Loan Expenses”) in connection with the loan made pursuant to this Note and the preparation of the Note and the other Loan Documents, including, without limitation, attorneys fees, accountants fees, closing costs, due diligence costs and expenses, recording fees, courier and delivery fees, document preparation fees, wire transfer and bank fees, title company fees, and all other fees and costs incurred by Lender.

(b) Usury Savings Clause Applies. Borrower and Lender agree that Lender has provided, and shall provide, separate and distinct consideration for the fees described in Section 2(a) above or that such expenses represent bona fide expenses incurred by Lender, and that such fees are not intended to be characterized as interest or as compensation for the use, forbearance or detention of money. Despite the foregoing and notwithstanding anything else in the Loan Documents to the contrary, if any fees or expenses charged hereunder are determined to constitutes interest and such fees and expenses, when added to the interest charged hereunder, would cause the aggregate interest charged hereunder to exceed the Highest Lawful Rate, then Sections 4(b) and 11 of this Note shall automatically apply to reduce the interest charged hereunder so as not to exceed the Highest Lawful Rate.

(c) Assignment. All Loan Expenses are assignable by Lender to any affiliate or third party.

3. Commitment; Commitment Advance; Discretionary Advances.

(a) Commitment Advance. Subject to the terms and conditions of this Note, Lender agrees to make a Commitment Advance in the amount of $6,328,010.14 at the closing of this Note, the proceeds of which shall be used by Borrower to refinance the source of funds used by Borrower to fund the loan from Borrower to UDF Tx One in connection with the acquisition of the Property. The remainder of the Commitment shall be advanced by Lender from time to time upon Borrower’s request, provided that no Event of Default has occurred and is continuing and Borrower is otherwise in compliance with the provisions of this Note. This Note is not a revolver and thus, the portion of the Commitment borrowed may not be repaid to Lender and subsequently reborrowed under this Note. Notwithstanding the foregoing, Lender shall have no obligation to advance the Commitment unless each of the conditions precedent set forth in Section 6 have been satisfied.

(b) Discretionary Advances. Lender hereby is authorized by Borrower to make advances hereunder that Lender, in its sole discretion, deems necessary or desirable to pay any Loan Expense or other amount chargeable to Borrower pursuant to the terms of this Note or any other Loan Document (such advances made for the foregoing purposes are referred to herein as the “Discretionary Advances”), provided Lender has notified Borrower in writing of such Loan Expense and provided Borrower with invoices and other supporting documents and Borrower has failed to timely pay such Loan Expense or provide Lender with written objections thereto. Each Discretionary Advance shall, upon disbursement, automatically constitute principal outstanding hereunder and cause a corresponding increase in the aggregate amount of Borrower’s obligations hereunder (even if such Discretionary Advance causes the aggregate amount outstanding hereunder to exceed the face amount of this Note). The making by Lender of any Discretionary Advance shall not cure any Event of Default hereunder, unless Lender provides Borrower with a written waiver of such Event of Default.

4. Interest; Payments.

(a) Interest Rate. The outstanding principal amount of this Note shall bear interest on each day outstanding at the Base Rate in effect on such day, accrued and compounded monthly, unless the Default Rate shall apply. Upon the occurrence and during the continuation of an Event of Default, the outstanding principal amount of this Note shall, automatically and without the necessity of notice, bear interest from the date of such Event of Default at the Default Rate, accrued and compounded monthly, until all such delinquent amounts are paid or such breach or Event of Default is otherwise cured to the satisfaction of Lender or waived by Lender in writing.

(b) Highest Lawful Rate. Notwithstanding anything to the contrary contained in this Note or any other Loan Document, (i) this Note shall never bear interest in excess of the Highest Lawful Rate, and (ii) if at any time the rate at which interest is payable on this Note is limited by the Highest Lawful Rate by the foregoing clause (i) or by reference to the Highest Lawful Rate in the definitions of Base Rate and Default Rate, then this Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued on this Note equals (but does not exceed) the total amount of interest which would have accrued on this Note, had there been no Highest Lawful Rate applicable to this Note.

(c) Interest Payments; Interest Reserve Advances. Payments equal to the amount of accrued interest on the outstanding principal balance of this Note, calculated at the applicable rate of interest provided herein (each, an “Accrued Interest Payment”), shall be due and payable on the first day of each month while this Note is outstanding. Notwithstanding the foregoing sentence, on each date that an Accrued Interest Payment becomes due and payable, Lender shall make an advance under this Note in the amount of such Accrued Interest Payment (collectively, the “Interest Reserve Advances”), which shall be applied to the Accrued Interest Payment then due and payable. Subject to the other provisions of this Note, each time Lender funds an Interest Reserve Advance for a given month, Borrower’s requirement to make the Accrued Interest Payment for such month shall be satisfied, and each Interest Reserve Advance funded by Lender hereunder shall automatically become principal outstanding under this Note upon such funding. The Interest Reserve Advances may be funded by Lender even if such funding causes the outstanding principal balance of this Note to exceed its face amount. Notwithstanding anything else to the contrary contained herein, (i) if at any time an Event of Default has occurred and is continuing under this Note, Lender shall not be obligated to make any further Interest Reserve Advances, and thereafter, shall do so only in its sole discretion, unless and until the Event of Default is cured to Lender’s satisfaction as evidenced in writing, and (ii) in no event shall Lender be obligated to make any Interest Reserve Advance after the expiration of the Interest Reserve Period.

(d) Payments. Subject to the other provisions of this Note:

(i) Accrued Interest Payments shall be due and payable as provided in Section 4(c) of this Note; and

(ii) the outstanding principal balance of this Note, together with all accrued, unpaid interest thereon, unpaid Loan Expenses and other unpaid amounts due hereunder, shall be due and payable on the Maturity Date.

5. Terms and Conditions of Payment.

(a) Application of Payments. Subject to the application of Interest Reserve Advances to Accrued Interest Payments as provided in Section 4(c) of the Note, all payments on this Note shall be applied first, to unpaid Loan Expenses due hereunder, next, to unpaid accrued interest, and last, to principal outstanding under this Note. Notwithstanding the foregoing sentence, if any Event of Default occurs and is existing under this Note or any other Loan Document, Lender shall have the right to apply payments toward amounts due under this Note as Lender determines in its sole discretion.

(b) General. All amounts are payable to Lender in lawful money of the United States of America at the address for Lender provided in this Note, or at such other address as from time to time may be designated by Lender. Borrower will make each payment which it owes under this Note and the other Loan Documents to Lender in full and in lawful money of the United States, without set-off, deduction or counterclaim. Under no circumstance may Borrower offset any amount owed by Borrower to Lender under this Note with an amount owed by Lender to Borrower under any other arrangement. All payments shall be made by cashier's check or wire transfer of immediately available funds. Should any such payment become due and payable on a day other than a business day, the date for such payment shall be extended to the next succeeding business day, and, in the case of a required payment of principal, interest or Loan Expenses or other amounts then due, interest shall accrue and be payable on such amount for the period of such extension. Each such payment must be received by Lender not later than 3:00 p.m., Dallas, Texas time on the date such payment becomes due and payable. Any payment received by Lender after such time will be deemed to have been made on the next succeeding business day.

(c) Prepayment. Borrower may prepay this Note in whole or in part at any time and from time to time without incurring any prepayment fee or penalty; provided, that interest shall accrue on the portion of this Note so prepaid through the date of such prepayment.

6. Loan Deliveries. At or prior to the closing of the loan made pursuant to this Note, Borrower shall deliver or cause to be delivered to Lender, the following items (unless Lender agrees, with respect to any delivery, that such item may be delayed until a reasonable time post-closing, not to exceed thirty (30) days after the closing) each of which shall be satisfactory in form and substance to Lender:

(a) this Note and each other Loan Document, duly executed by Borrower and, if applicable, each other party thereto;

(b) Borrower’s most recent consolidated financial statements, in the form specified in Section 8(f) of this Note, and accompanied by the certification required by Section 8(f) of this Note;

(c) a certified copy of the formation documents and all amendments thereto, of Borrower and Borrower’s general partner and all other documents filed with the secretary of state of the state of organization of Borrower and Borrower’s general partner, respectively;

(d) a certificate of existence for Borrower, and certificates of existence and good standing for Borrower’s general partner, issued by the secretary of state of the state of organization of Borrower and Borrower’s general partner, respectively;

(e) resolutions of Borrower’s general partner authorizing Borrower’s execution, delivery, and performance of this Note and the other Loan Documents, and the transactions contemplated hereby and thereby;

(f) certificates evidencing general liability and hazard insurance policies covering Borrower and the Property and an endorsement to each such policy naming Lender as an additional insured to such policies and also containing a clause requiring at least thirty (30) days written notice to Lender as a condition precedent to any cancellation thereof, and reasonably satisfactory to Lender of payment of the premiums therefor at least one year from the date of this Note;

(g) a certificate (the “Officer’s Certificate”) executed by Borrower’s general partner on behalf of Borrower certifying that (i) no Event of Default has occurred and is continuing under the Note, (ii) all representations and warranties made by Borrower, in this Note and the other Loan Documents are true and correct in all respects, and (iii) Borrower has complied with and performed, in all respects, all covenants, conditions and agreements which are then required by this Note and the other Loan Documents to have been complied with or performed;

(h) the Partnership Agreement, fully executed by all parties thereto;

(i) a title commitment for a mortgagee title policy (or an assignment of borrower’s mortgagee policy to Lender) to be issued in favor of Lender in the principal amount of the Note insuring the Lender’s lien position against the Property as first in priority, and otherwise satisfactory to Lender in all respects (the “Lender Title Policy”);

(j) all due diligence documents related to the Property requested by Lender, including, without limitation, a Phase I Environmental Report certifying that no recognized environmental conditions exist, an original survey of the Property certified as to accuracy by the surveyor, a recorded plat of the Property, an appraisal of the Property and all engineering due diligence reports, materials and documentation, each of which shall be dated as of a recent date acceptable to Lender;

(k) satisfactory evidence (including but not limited to certificates of appropriate governmental officials) that UDF Tx One has obtained, for the Property, all land use, zoning, subdivision, grading, municipal district, environmental, and other governmental permits, approvals, authorizations and maps necessary to develop the Property in compliance with Governmental Regulations;

(l) a copy of the Option Agreement between Borrower and Lennar Colorado, LLC, a Colorado limited liability company, executed by all parties thereto (which may be entered into concurrently with the closing of this Note); and

(m) such other and further documents, agreements and certificates as are reasonably required by Lender.

7. Representations and Warranties. Borrower represents and warrants to Lender that:

(a) Organization and Good Standing; Authorization. Borrower (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and (ii) has full power and authority to own its assets and properties, carry on its business and to perform the transactions contemplated by this Note and the other Loan Documents. All necessary partnership, limited liability company, partnership, member, partner and other actions required to be taken on behalf of Borrower to approve this Note and the other Loan Documents and the transactions contemplated hereby and thereby, have been duly taken. Borrower is in compliance in all material respects with all laws applicable to it in each jurisdiction within and without outside the United States where it owns or leases any properties or conducts any business.

(b) Authority; Validity. Borrower has the power, authority and legal right to execute, deliver and perform its obligations under this Note and the other Loan Documents. The execution and delivery by Borrower of this Note and the other Loan documents, and the performance of its obligations hereunder and thereunder, will not (i) violate the certificate of formation of Borrower or its Partnership Agreement, (ii) violate any law or result in a default under any contract, agreement, or instrument to which Borrower is a party or by which Borrower is bound, or (iii) result in the creation or imposition of any security interest in, or lien or encumbrance upon the Property or any of its other assets or properties. The Loan Documents constitute the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(c) Litigation. There is no pending order, notice, claim, litigation, proceeding or investigation against or affecting Borrower, UDF Tx One, the Property or any of their other respective assets or properties, whether or not covered by insurance, that could adversely affect the financial condition or business prospects or Borrower, if adversely determined.

(d) Indebtedness. Borrower has no material indebtedness of any nature, or to the extent disclosed in the latest financial statements delivered to Lender or otherwise disclosed in writing to Lender and approved by Lender.

(e) Environmental Liability. To the best of Borrower’s knowledge, no hazardous substances or solid wastes have been disposed of or otherwise released on or to the Property or any properties owned or operated by Borrower or UDF Tx One. The terms “hazardous substance” and “release” shall have the meanings specified in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, (“CERCLA”), and the terms “solid waste” and “disposal” (or “disposed”) shall have the meanings specified in the Resource Conservation and Recovery Act of 1976, as amended, (“RCRA”); provided, to the extent that the laws of the State of Texas establish a meaning for “hazardous substance”, “release”, “solid waste”, or “disposal” or “disposed”) that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

(f) Usury. Borrower and its general partner have been involved in the structure and negotiation of the Note and the other Loan Documents. It is the intention of the parties hereto that all aspects of this Note and the other Loan Documents, and the transactions contemplated hereby and thereby, comply with all laws, including, specifically, any applicable usury laws. If for any reason it is determined that the loan made pursuant to this Note and the other Loan Documents is usurious in any manner, each of Borrower and Lender hereby represents that such result was unintentional and the consequence of a bona fide mistake.

(g) Tax Liabilities. Borrower has filed all federal, state, county, local, and foreign tax returns and reports required to have been filed by them (or has obtained valid extensions with respect to such returns and reports), including but not limited to such returns and reports with respect to income, payroll, property, employee withholding, social security, unemployment, franchise, excise, use and sales taxes. Borrower has paid in full all taxes that have become due as reflected on all such returns and reports (including any interest and penalties) and has established adequate reserves for all taxes payable but not yet due. No governmental claim for additional taxes, interest, or penalties is pending or, to Borrower’s knowledge, threatened against Borrower or any of their respective properties or assets.

8. Covenants. Borrower covenants and agrees with Lender that it will comply with each of the following covenants below:

(a) Payment; Performance. Borrower shall promptly pay all amounts due and owing to Lender under this Note. Borrower shall timely perform and comply with each agreement and covenant made under this Note and the other Loan Documents.

(b) Use of Proceeds. The proceeds of this Note shall be used solely to refinance the source of funds used by Borrower to fund the loan from Borrower to UDF Tx One in connection with the acquisition of the Property. In no event shall the proceeds of this Note be used, directly or indirectly, by any person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any “margin stock” (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System).

(c) Other Loans. Termination of Existence. Borrower shall not cause, or enter into any agreement to cause, the dissolution or termination of the existence of Borrower or the merger, consolidation, or reorganization of Borrower with or into any other entity, whether or not such person would be the surviving entity.

(d) Notice of Certain Events. Borrower shall promptly notify Lender in writing of the occurrence of any event or series of events causing, or that could be expected to cause or has caused (i) a material adverse effect on the operations or financial condition of Borrower, UDF Tx One or the Property, (ii) the occurrence of any Event of Default (without giving effect to any cure period applicable thereto), or (iii) any event of default by Borrower or the acceleration of the maturity of any indebtedness owed by Borrower under any indenture, mortgage, agreement, promissory note, contract or other instrument to which Borrower is a party or by which the Property any material asset or property of Borrower is bound. Borrower shall notify Lender in writing at least twenty (20) business days prior to the date that it changes its name, address, the location of its chief executive office or principal place of business, and the place where it keeps its books and records.

(e) Financial Statements. Borrower shall deliver to Lender, the following financial statements: (i) within sixty (60) days after the end of each fiscal quarter, the unaudited financial statements of Borrower, prepared in accordance with GAAP and combined or consolidated as appropriate, including all notes related thereto; and (ii) within one hundred twenty (120) days after the end of each fiscal year, the audited financial statements of Borrower, prepared in accordance with GAAP and combined or consolidated as appropriate, including all notes related thereto. All financial statements provided to Lender shall be certified as to accuracy and completeness by Borrower’s general partner acting in such capacity.

(f) Taxes. Borrower shall pay or cause to be paid all federal, state and local taxes levied against Borrower, UDF Tx One, the Property and their other respective assets and properties as they become due and payable and before the same become delinquent. Borrower shall have the right to pay such tax under protest or to otherwise contest any such tax or assessment, but only if (i) such contest has the effect of preventing the collection of such taxes so contested and also of preventing the sale or forfeiture of any property subject thereto, (ii) Borrower has notified Lender of its intent to contest such taxes, and (iii) adequate reserves for the liability associated with such tax have been established in accordance with GAAP. Borrower shall furnish to Lender evidence that all such taxes are paid at least five (5) days prior to the last date for payment of such taxes.

(g) Indebtedness. Borrower shall not incur any indebtedness for borrowed money, other than indebtedness that is otherwise approved by Lender’s prior written consent.

(h) Payment for Labor and Materials. Borrower agrees to cause UDF Tx One to timely pay, as the work progresses, all bills for labor and materials going into the development of the Property into finished Lots (as such term is defined in Section 9 of this Note) and the construction and/or installation of improvements thereon, including, without limitation, all landscaping, streets, sidewalks, driveways, curbs and other infrastructure serving the same or otherwise associated therewith, and all other improvements constructed or installed on the Property by or on behalf of UDF Tx One (the “Improvements”), except for any such bills being contested in good faith and for which adequate reserves are maintained in accordance with generally accepted accounting principles. Borrower shall cause UDF Tx One to timely pay and discharge any and all sums owing to contractors, subcontractors, suppliers and vendors concerning the Property, except for any such sums being contested in good faith and for which adequate reserves are maintained in accordance with generally accepted accounting principles.

(i) Quality of Improvements; Governmental Regulations. Borrower shall ensure that UDF Tx One causes the Improvements to be completed in a diligent, good and workmanlike fashion, and in compliance with all applicable Governmental Regulations and in accordance with any applicable plans and specifications. From time to time Borrower and UDF Tx One shall, upon the reasonable request of Lender, deliver to Lender such evidence as Lender may reasonably request of Borrower’s and UDF Tx One’s compliance with any Governmental Regulations.

  (j) Certain Liens. Borrower shall (i) pay and discharge promptly and fully all claims for labor done and materials and services furnished in connection with the construction of the Improvements, except for any such claims being contested in good faith and for which adequate reserves are maintained in accordance with generally accepted accounting principles, (ii) to diligently file or procure the filing of a valid notice of completion upon completion of each stage of construction, (iii) to diligently file or procure the filing of a notice of cessation upon a cessation of labor on the construction of the Improvements, or any particular portion thereof, for a continuous period of thirty (30) days or more, and (iv) to take all other commercially reasonable steps to forestall the assertion of claims of lien against the Property or any part thereof and/or of claims or stop notices filed against the Property or Lender. Other than the Permitted Encumbrances (as such term is defined in the Deed of Trust), Borrower and UDF Tx One shall not, without the prior written consent of Lender, create, place or permit to be created or placed, or through any act or failure to act, acquiesces in the placing of any deed of trust, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual, security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Property, or any part thereof, regardless of whether the same are expressly or otherwise subordinate to the lien created by the applicable Deed of Trust.

(k) Consents; Licenses. Borrower shall timely obtain or cause to be obtained and, upon Lender’s request, furnish to Lender, at Borrower’s expense, all consents, licenses, permits, authorizations, permissions and certificates which may be required or imposed by any governmental or quasi-governmental agency, authority or body with jurisdiction over Borrower, UDF Tx One or the Property or any part thereof, or which may be required under the terms of this Note, or which may otherwise be necessary to complete construction of or occupy and use the Improvements as provided herein.

(l) Property Reports; Contracts. Promptly upon execution or receipt thereof, Borrower shall promptly provide to Lender, true and complete copies, with respect to the Property, of (i) all appraisals, assessments, inspections and environmental reports, (ii) upon commencement of development or construction of the Property, all certificates of developer or builder liability insurance covering Borrower, the developer, and all contractors and subcontractors; (iii) all development reimbursement agreements with any city, municipality or other government official, and (iv) all Lot purchase contracts, and all other contracts and agreements related to any Property or the development of the Property.

(m) Lender Title Policy. Within thirty (30) days after the closing, Borrower shall cause to be provided to Lender, the Lender Title Policy being issued pursuant to the title commitment for the Property (or pursuant to an assignment of Borrower’s mortgagee title policy to Lender).

(n) Audit. Borrower shall permit Lender and its employees, representatives, auditors, collateral verification agents, attorneys and accountants (collectively, the “Lender Representatives”), at any time and from time to time, at Borrower’s expense, to (i) audit all books and records related to Borrower, the Property and its other properties and assets, and (ii) visit and inspect any of its offices or the Property and to inspect and make copies of all books and records, and to write down and record any information the Lender Representatives obtain. Borrower agrees to cooperate fully in connection with such audits and inspections.

(o) Insurance. Borrower shall, at all times, maintain or cause to be maintained, hazard insurance on the Property with coverage amounts that are normal and customary for similarly-situated properties in the same or similar stage of development. Each such hazard insurance policy shall provide that Lender be given at least thirty (30) days written notice as a condition precedent to any cancellation thereof or material change therein. Borrower shall obtain or cause to be obtained, an endorsement to each such policy naming Lender as an additional insured to each such policy, and provide Lender annually with the insurance certificate, evidencing such coverage, the endorsement of each such policy to Lender, and evidence of payment of the premium for each such policy.

(p) Operation of Business. Borrower shall operate its business in compliance with all applicable federal, state and local laws, rules, regulations, and ordinances. Borrower shall maintain its existence and good standing in each state where it operates or does any business. Borrower shall obtain all consents, licenses, permits, authorizations, permissions and certificates which may be required or imposed by any governmental or quasi-governmental agency, authority or body which are required by applicable federal, state or local laws, regulations and ordinances.

9. Releases of Property; Mandatory Payment of Proceeds. The Property has been subdivided and shall be resold in single family residential lots (each, a “Lot”) in bulk pursuant to the Option Agreement between UDF Tx One and the builder, Lennar Homes. At such time as the Property is resold (whether pursuant to the Option Agreement or otherwise), UDF Tx One will request that the Lots be released from Lender’s security interest on and lien against such Property. Lender agrees that it shall release each Lot from Lender’s security interest and lien upon such Lot upon Borrower’s or UDF Tx One’s request, provided that each of the following conditions is fulfilled to the satisfaction of Lender, unless waived by Lender: (i) Borrower pays or caused to be paid to Lender, all proceeds received from UDF Tx One resulting from the sale of such Lot, which proceeds received by Lender shall be applied to reduce Borrower’s obligations under this Note; (ii) all Governmental Regulations relating to such Property and the division of such Property into Lots shall have been fully complied with in all material respects, and (iii) no default or Event of Default exists and is continuing under this Note or the other Loan Documents. Borrower shall bear all of Lender’s reasonable, out-of-pocket costs of preparing and recording any release obtained hereunder.

10. Default.

(a) For purposes of this Note, the following events shall constitute an “Event of Default”:

(i) the failure of Borrower to make any payment required by this Note in full on or before the date such payment is due (or declared due pursuant to the terms of this Note), whether on or prior to the Maturity Date; or

(ii) any financial statement, representation, warranty, or certificate made or furnished by or with respect to Borrower or UDF Tx One contained in this Note or any other Loan Document or made in connection herewith or therewith, shall be materially false, incorrect, or incomplete when made; or

(iii) Borrower or UDF Tx One shall fail to perform or observe any covenant or agreement contained in this Note or any other Loan Document that is not separately listed in this Section 10(a) as an Event of Default, and the same remains unremedied for ten (10) days after written notice of such failure is given by Lender to Borrower or UDF Tx One, as applicable; or

(iv) any “event of default” or “default” occurs under any Loan Document other than this Note and the same remains unremedied for ten (10) days after written notice is given by Lender to Borrower; or

(v) the entry of a decree or order for relief by a court having jurisdiction in respect of Borrower or UDF Tx One in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, which is not vacated or dismissed within thirty (30) days, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Borrower or UDF Tx One for any substantial part of their property, or ordering the winding up or liquidation of such person’s affairs; or

(vi) the commencement by Borrower or UDF Tx One of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the appointment to or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Borrower or UDF Tx One for any substantial part of its property, or the making by Borrower or UDF Tx One of any assignment for the benefit of creditors, or the admission by Borrower or UDF Tx One in writing of their inability to pay their debts generally as they become due; or

(vii) the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of Borrower’s or UDF Tx One’s assets or of any part of the Property in a proceeding brought against or initiated by Borrower or UDF Tx One; or

(viii) if Borrower or UDF Tx One is liquidated or dissolved or winds up its affairs, or the sale or liquidation of all or substantially all of the assets of Borrower or UDF Tx One; or

(ix) any “default” or “event of default” not cured within the grace period, if any, for such default or event of default, shall occur under (A) the loan documents representing any credit agreement, loan agreement, promissory note, or other document evidencing indebtedness for borrowed money incurred by Borrower or UDF Tx One, or (B) any subordination agreement, security agreement, pledge agreement, guaranty, deed of trust, or other agreement providing security or collateral for indebtedness, executed by Borrower or UDF Tx One, or (C) any joint venture agreement, revenue or profits sharing or participation agreement, partnership agreement, shareholders agreement, securities purchase agreement or any other agreement governing to which Borrower or UDF Tx One is a party, if Lender or any of its affiliates is also a party to such agreement (the terms “default” and “event of default” having the meaning given to such terms in any of the agreements described above).

(b) Upon the occurrence of an Event of Default described in subsection (a)(v), (vi) or (vii) above, all obligations under this Note and the other Loan Documents shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and any endorsers or guarantors of this Note. During the continuance of any other Event of Default, then and in every such case Lender may do any or all of the following: (i) declare the principal of this Note together with all accrued and unpaid interest on the unpaid principal balance, and Loan Expenses and other amounts due to Lender under this Note or the other Loan Documents, to be due and payable immediately, and the same shall become and be due and payable, without notices, demands for payment, presentations for payment, notices of payment default, notices of intention to accelerate maturity, protest and notice of protest, and any other notices of any kind, all of which are expressly waived by Borrower, UDF Tx One and any and all sureties, guarantors and endorsers of this Note, (ii) exercise its rights under any of the Loan Documents, and (iii) exercise all other rights and remedies available to Lender under this Note and the other Loan Documents and at law and at equity, including, without limitation, such rights existing under the Texas Uniform Commercial Code as in effect from time to time. No delay on the part of Lender in exercising any power under this Note shall operate as a waiver of such power or right nor shall any single or partial exercise of any power or right preclude further exercise of that power or right.

(c) If this Note is placed in the hands of an attorney for collection after an Event of Default or failure to pay under this Note, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower, and all endorsers, sureties and guarantors of this Note, jointly and severally, agree to pay reasonable attorneys' fees and collection costs to Lender in addition to the principal and interest payable under this Note.

11. Usury Laws.  It is the intention of the parties to this Note to comply with all applicable laws, including, without limitation, usury laws. In furtherance thereof, Borrower and Lender stipulate and agree that none of the terms and provisions contained in this Note or the other Loan Documents shall ever be construed to create a contract to pay for the use, forbearance, or detention of money, or interest, in excess of the maximum amount of interest permitted to be charged by applicable law in effect from time to time. Neither Borrower nor any present or future guarantors, endorsers, or other persons or entities hereafter becoming liable for payment of Borrower’s obligations hereunder and under the other Loan Documents shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this Section 11 shall control over all other provisions of the Loan Documents that may be in conflict or apparent conflict herewith. Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If (a) the maturity of this Note is accelerated for any reason, (b) this Note is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) Lender or any other holder of the Note shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest hereon to an amount in excess of that permitted to be charged by applicable law, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of this Note or, at Lender's or such holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Lender and Borrower (and any other payors of this Note) shall to the greatest extent permitted under applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of this Note in accordance with the amounts outstanding from time to time hereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. In the event applicable law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the “Texas Finance Code”) as amended, for that day, the ceiling shall be the “weekly ceiling” as defined in the Texas Finance Code. As used in this section the term “applicable law” means the laws of the State of Texas or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

12. Indemnity; Release. Each of Borrower and UDF Tx One agrees to indemnify Lender, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable, documented fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever, now existing (in this section, collectively called “Liabilities and Costs”) to the extent actually imposed on, incurred by, or asserted against Lender growing out of, resulting from or in any other way associated with (a) this Note and the other Loan Documents or any of the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein, (b) any claim that the loan evidenced hereby is contractually usurious, and (c) any use, handling, storage, transportation, or disposal of hazardous or toxic materials on or about the Property or any part thereof or any real properties owned, managed or operated by Borrower or UDF Tx One.

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED IN WHOLE OR IN PART UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY LENDER;

provided only that Lender shall not be entitled under this section to receive indemnification for that portion, if any, of any Liabilities and Costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any person (including Borrower and UDF Tx One) ever alleges such gross negligence or willful misconduct by Lender, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section, the term “Lender” shall refer not only to the person designated as such in this Note but also to each partner, director, officer, attorney, employee, representative and affiliate of such person.

FOR GOOD AND VALUABLE CONSIDERATION SET FORTH HEREIN, INCLUDING THE PROMISES, AGREEMENTS, COVENANTS, REPRESENTATIONS AND OBLIGATIONS SET FORTH IN THIS AGREEMENT, EACH OF BORROWER AND UDF TX ONE HEREBY RELEASES AND FOREVER DISCHARGES, AND COVENANT NOT TO SUE OR FILE ANY CHARGES OR CLAIMS AGAINST, LENDER FOR ANY AND ALL EXISTING CLAIMS, DEMANDS AND CAUSES OF ACTION, IN CONTRACT OR IN TORT, AT LAW OR IN EQUITY, KNOWN OR UNKNOWN, PENDING OR THREATENED, FOR ALL EXISTING AND FUTURE DAMAGES AND REMEDIES ARISING OUT OF OR IN ANY WAY ASSOCIATED WITH THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE LOAN MADE PURSUANT HERETO AND THERETO.

13. Mutual Understanding. Each of Borrower and UDF Tx One represents and warrants to Lender that it and its principals have read and fully understands the terms and provisions hereof, has had an opportunity to review this Note with legal counsel and has executed this Note based on its own judgment and advice of counsel. If an ambiguity or question of intent or interpretation arises, this Note will be construed as if drafted jointly by Borrower, UDF Tx One and Lender and no presumption or burden of proof will arise favoring or disfavoring any party because of authorship of any provision of this Note.

14. Further Assurances. Borrower and UDF Tx One, at their expense, will promptly execute and deliver to Lender on Lender’s request, all such other and further documents, agreements and instruments, and shall deliver all such supplementary information, in compliance with or accomplishment of the agreements of Borrower and UDF Tx One under this Note and the other Loan Documents.

15. Cumulative Remedies. Borrower hereby agrees that all rights and remedies that Lender is afforded by reason of this Note are separate and cumulative with respect to Borrower and otherwise and may be pursued separately, successively, or concurrently, as Lender deems advisable. In addition, all such rights and remedies are non-exclusive and shall in no way limit or prejudice Lender’s ability to pursue any other legal or equitable rights or remedies that may be available to Lender.

16. Notice. All notices and other communications under this Note will be in writing and will be mailed by registered or certified mail, postage prepaid, sent by facsimile, delivered personally by hand, or delivered by nationally recognized overnight delivery service addressed to Borrower at 1812 Cindy Lane, Suite 200, Bedford, Texas 76021, Facsimile No. (817) 835-0383 or, with respect to Lender, to Lender at 5740 Prospect Ave, Dallas, TX 75206, Facsimile No. 972-889-0162 or with respect to any party, to such other address as a party may have delivered to the other parties for purposes of notice. Each notice or other communication will be treated as effective and as having been given and received (a) if sent by mail, at the earlier of its receipt or three (3) business days after such notice or other communication has been deposited in a regularly maintained receptacle for deposit of United States mail, (b) if sent by facsimile, upon confirmation of facsimile transfer, (c) if delivered personally by hand, upon written confirmation of delivery from the person delivering such notice or other communication, or (d) if sent by nationally recognized overnight delivery service, upon written confirmation of delivery from such service.

17. Enforcement and Waiver by Lender. Lender shall have the right at all times to enforce the provisions of this Note and the other Loan Documents in strict accordance with their respective terms, notwithstanding any conduct or custom on the part of Lender in refraining from so doing at any time or times. The failure of Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom or in any way or manner modified or waived the same. All rights and remedies of Lender are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

18. CHOICE OF LAW; JURISDICTION; VENUE. EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF SECURITY INTERESTS OR REMEDIES IN RESPECT OF ANY PARTICULAR COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS, THIS NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS. JURISDICTION FOR ALL MATTERS ARISING OUT OF THIS NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE EXCLUSIVELY IN THE STATE AND FEDERAL COURTS SITTING IN DALLAS COUNTY, TEXAS, AND BORROWER HEREBY IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF SUCH STATE AND FEDERAL COURTS AND AGREES AND CONSENTS NOT TO ASSERT IN ANY PROCEEDING, THAT ANY SUCH PROCESS IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND FURTHER AGREES TO A TRANSFER OF SUCH PROCEEDING TO THE COURTS SITTING IN DALLAS COUNTY, TEXAS.

19. Counterparts. This Note and each other Loan Document may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

20. Severability. If any provision of this Note or any other Loan Document shall be held invalid under any applicable laws, then all other terms and provisions of this Note and the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

21. Amendments; Waivers. No amendment or waiver of any provision of this Note nor consent to any departure herefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and the affected person, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

22. Binding Effect; Assignment. This Note and the other Loan Documents shall be binding on Borrower and their respective administrators, other legal representatives, successors, heirs and assigns, including, without limitation, any receiver, trustee or debtor in possession of or for Borrower, and shall inure to the benefit of Lender and its successors and assigns. Neither Borrower nor Borrower’s general partner shall be entitled to transfer or assign this Note and the other Loan Documents in whole or in part without the prior written consent of Lender. This Note and the other Loan Documents are freely assignable and transferable by Lender. Should the status, composition, structure or name of Borrower change, this Note and the other Loan Documents shall continue and also cover Borrower under the new status composition, structure or name according to the terms of this Note and the other Loan Documents.

23. Captions. The captions in this Note are for the convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

24. Number of Gender of Words. Except where the context indicates otherwise, words in the singular number will include the plural and words in the masculine gender will include the feminine and neutral, and vice versa, when they should so apply.

25. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. BORROWER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY (A) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR ASSOCIATED HEREWITH OR THEREWITH, BEFORE OR AFTER MATURITY OF THIS NOTE; (B) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY “SPECIAL DAMAGES”, AS DEFINED BELOW, (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OF LENDER OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (D) ACKNOWLEDGES THAT LENDER HAS BEEN INDUCED TO ENTER INTO THIS NOTE AND THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

26. ENTIRE AGREEMENT. THIS NOTE AND THE OTHER LOAN DOCUMENTS TOGETHER CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES CONCERNING THE SUBJECT MATTER HEREOF, AND ALL PRIOR DISCUSSIONS, AGREEMENTS AND STATEMENTS, WHETHER ORAL OR WRITTEN, ARE MERGED INTO THIS NOTE AND THE OTHER LOAN DOCUMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES AND THIS NOTE AND THE OTHER LOAN DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

27. ACKNOWLEDGEMENT AND CONSENT TO PLEDGE. THIS NOTE IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF, AND PLEDGED AS COLLATERAL TO, PREMIER BANK AND ITS SUCCESSORS AND ASSIGNS. BY EXECUTION HEREOF, BORROWER CONSENTS TO SUCH SECURITY INTEREST AND PLEDGE OF THIS NOTE TO PREMIER BANK AND ITS SUCCESSORS AND ASSIGNS AND CONSENTS TO THE ASSIGNMENT OF THIS NOTE TO PREMIER BANK AND ITS SUCCESSORS AND ASSIGNS IN ACCORDANCE THEREWITH.

[The remainder of this page is left blank intentionally.]

This Note has been executed on and as of the date first set forth above.

BORROWER:	UNITED DEVELOPMENT FUNDING, L.P. a Nevada limited partnership
	By:	United Development Funding, Inc., a Nevada corporation Its: General Partner

	By:	/s/ Jeff Shirley
Jeff Shirley
Its: President

LENDER:	UNITED DEVELOPMENT FUNDING III, L.P. a Delaware limited partnership

	By:	UMTH Land Development, L.P. Its: General Partner

	By:	UMT Services, Inc., Its: General Partner

	By:	/s/ Jeff Shirley
Jeff Shirley
Its: Executive Vice President

UDF TX ONE:

UDF Tx One, L.P., a Texas limited partnership, hereby (i) agrees with and accepts all of the terms and conditions of this Note which are applicable to the UDF Tx One (as such term is defined in the Note), and (ii) makes the representations, warranties, covenants and agreements in the Note which are, by their terms, applicable to UDF Tx One.

By:	United Development Funding II, L.P. Its: General Partner

By:	/s/ Jeff Shirley
Jeff Shirley
Its: President